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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



           DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 4, 1998





                                 ENSERCH CORPORATION
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            TEXAS                   1-3183                75-0399066
      -----------------         ---------------       ----------------
       (STATE OR OTHER           (COMMISSION          (I.R.S. EMPLOYER
        JURISDICTION             FILE NUMBER)        IDENTIFICATION NO.)
      OF INCORPORATION)


              ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201-3411
             -----------------------------------------------------------
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)


          REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (214) 812-4600
                                                             ---------------



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          ITEM 5.   OTHER EVENTS.
                    ------------

               Reference is made to (i) the sixth and seventh paragraphs of the Regulation and Rates section of Item 1 contained in the Registrant's Form 10-K for the fiscal year ended December 31, 1997 (10-K); (ii) the Regulation and Rates section of the Financial Condition section of Management's Discussion and Analysis of Financial Condition and Results of Operation contained in the 10-K; (iii) the Inquiry into Lone Star Gas Company Rates section of Note 10 of the financial statements contained in the 10-K and (iv) Note 7 of the financial statements contained in the Registrant's Form 10-Q for the quarter ended March 31, 1998.

               In August, 1996, the Railroad Commission of Texas (RRC) ordered a general inquiry (Gas Utility Docket 8647) into the rates and service of Lone Star Gas Company, a division of a wholly-owned subsidiary of the Registrant (Lone Star Gas). On June 4, 1998, Lone Star Gas announced that it had received RRC approval of a settlement agreement among it and various cities in Texas which had intervened in the proceeding. The settlement provides that Lone Star Gas will credit a total of $18 million to residential and commercial customers over the five-month periods of November 1998 through March 1999 and November 1999 through March 2000; and, accordingly, an average residential customer is expected to experience a $9 reduction in gas costs for the 10-month period. The earnings of Lone Star Gas will not be affected by the settlement due to reserves previously established. As a result of the settlement, Docket 8647 has been dismissed.

               As part of the settlement, Lone Star Gas and the intervenors agreed to dismiss their respective appeals of the prior Lone Star Gas city gate rate case (Gas Utilities Docket 8654).





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                                      SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             ENSERCH CORPORATION



                                             By:  /s/ Robert S. Shapard
                                                ---------------------------
                                             Name: Robert S. Shapard
                                             Title: Treasurer and Assistant
                                                       Secretary


          Dated:  June 24, 1998





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